Exhibit 99

First Defiance Financial Corp. Raises Quarterly Dividend to $0.10 Per Common Share

Dividend will be payable March 8, 2013

DEFIANCE, Ohio--(BUSINESS WIRE)--February 15, 2013--First Defiance Financial Corp. (NASDAQ: FDEF) announced today that its Board of Directors has received permission from regulators to pay a cash dividend. The dividend was raised from $0.05 to $0.10 per common share and will be payable March 8, 2013 to shareholders of record at the close of business on February 28, 2013. The dividend represents an annual dividend of 1.82 percent based on First Defiance common stock closing price on February 14, 2013.

First Defiance Financial Corp. is the holding company for First Federal Bank of the Midwest and First Insurance Group of the Midwest, Inc. First Federal Bank is a community bank serving northwest Ohio, southeast Michigan and northeast Indiana where it currently operates 33 banking centers. First Insurance Group is a full line insurance agency with six offices in northwest Ohio.

First Defiance has approximately 9,729,466 common shares outstanding.

CONTACT:
First Defiance Financial Corp.
William J. Small, Chairman, President and CEO, 419-782-5015
Email: fdef@first-fed.com